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                                                                       EXHIBIT 1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

     This AMENDMENT NO. 2 (this "Amendment") is being entered into as of November 10, 2000 between Sheldahl, Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, N.A., now known as Wells Fargo Bank, N.A., a Minnesota corporation, as rights agent (the "Rights Agent").

     WHEREAS, the Company and Rights Agent are parties to a Rights Agreement dated as of June 16, 1996, as amended (the "Rights Agreement").

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company's Board of Directors (the "Board of Directors") and the Rights Agent may, prior to the Distribution Date (as defined therein), amend any provision of the Rights Agreement (other than certain specifically enumerated provisions) without the approval of any holders of certificates representing the common stock of the Company.

     WHEREAS, the Board of Directors has authorized the issuance and sale of shares of the Company's Common Stock and Series G Convertible Preferred Stock, and warrants to purchase shares of Common Stock, pursuant to certain transactions described in this Amendment and has approved this Amendment as an inducement to such issuances and sales, the Company and the Rights Agent now desire to amend the Rights Agreement as set forth in this Amendment.

     NOW THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereby agree as follows:

     1. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is hereby amended to add the following subparagraphs at the end thereof:

     (q)  "Ampersand" shall mean Ampersand IV Limited Partnership.

     (r) "Ampersand Companion" shall mean Ampersand IV Companion Fund Limited Partnership.

     (s) "Governance Agreement" shall have meaning set forth in Section 35(c) hereof.

     (t)  "IFH" shall have the meaning set forth in Section 35(a) hereof.

     (u) "IFH Shareholders" shall have the meaning set forth in Section 35(a) hereof.

     (v)  "Merger" shall have the meaning set forth in the Merger Agreement.



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     (w)  "Merger Agreement" shall have the meaning set forth in Section 35(a)
          hereof.

     (x) "Merger Subsidiary" shall have the meaning set forth in Section 35(a) hereof.

     (y)  "Morgenthaler" shall mean Morgenthaler Venture Partnership V, L.P.

     (z)  "Molex" shall mean Molex Incorporated.

     (aa) "Preferred Shares" shall have the meaning set forth in Section 35(b) hereof.

     (bb) "Second Amendment Date" shall mean November 10, 2000.

     (cc) "Stock Purchase Agreement" shall have the meaning set forth in Section 35(b) hereof.

     (dd) "Subordinated Notes and Warrant Purchase Agreement" shall have the meaning set forth in Section 35(d).

     (ee) "Voting Agreement" shall have the meaning set forth in Section 35(e).

     (ff) "Warrants" shall have the meaning set forth in Section 35(d).

     2. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby amended to add the following proviso at the end thereof:

"; provided, however, that none of Ampersand, Ampersand Companion, Morgenthaler, Molex, IFH, the IFH Shareholders or any of their respective Affiliates or Associates shall be an "Acquiring Person" solely by virtue of (i) the execution of the Merger Agreement, (ii) the acquisition of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the execution of the Stock Purchase Agreement, the acquisition of Common Stock or Preferred Shares pursuant to the Stock Purchase Agreement or the acquisition of Common Stock upon conversion of the Preferred Shares, or upon payment of dividends thereon, (iv) the execution of the Subordinated Notes and Warrant Purchase Agreement, the acquisition of Warrants pursuant to the Subordinated Notes and Warrant Purchase Agreement, or the acquisition of Common Stock upon exercise of the Warrants, (v) the execution of the Governance Agreement or the Voting Agreement, (vi) the consummation of any other transaction pursuant to the Merger Agreement, Stock Purchase Agreement, the Governance Agreement, the Subordinated Notes and Warrant Purchase Agreement, or the Voting Agreement, or
(vii) the acquisition of Common Stock issued directly to Morgenthaler, Ampersand, Ampersand Companion, Molex or the IFH Shareholders after the Second Amendment Date by the Company, in all cases as adjusted for stock splits, dividends, recapitalizations and the like



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and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments."

     3. AMENDMENT OF SECTION 1(b). Section 1(b) of the Rights Agreement is hereby amended to add the following proviso at the end thereof:

"; provided, however, that no Acquisition Event shall result solely by virtue of
(i) the execution of the Merger Agreement, (ii) the acquisition of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the execution of the Stock Purchase Agreement, the acquisition of Common Stock or Preferred Shares pursuant to the Stock Purchase Agreement or the acquisition of Common Stock upon conversion of the Preferred Shares, or upon payment of dividends thereon, (iv) the execution of the Subordinated Notes and Warrant Purchase Agreement, the acquisition of Warrants pursuant to the Subordinated Notes and Warrant Purchase Agreement, or the acquisition of Common Stock upon exercise of the Warrants, (v) the execution of the Governance Agreement or the Voting Agreement, (vi) the consummation of any other transaction as contemplated by the Merger Agreement, Stock Purchase Agreement, the Governance Agreement, the Subordinated Notes and Warrant Purchase Agreement, or the Voting Agreement, or (vii) the acquisition of Common Stock issued directly to Morgenthaler, Ampersand, Ampersand Companion, Molex or the IFH Shareholders after the Second Amendment Date by the Company, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments."

     4. AMENDMENT OF SECTION 1(n). Section 1(n) of the Rights Agreement is hereby amended to add the following proviso at the end thereof:

";provided, however, that no Stock Acquisition Date shall result solely by virtue of (i) the execution of the Merger Agreement, (ii) the acquisition of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the execution of the Stock Purchase Agreement, the acquisition of Common Stock or Preferred Shares pursuant to the Stock Purchase Agreement or the acquisition of Common Stock upon conversion of the Preferred Shares, or upon payment of dividends thereon, (iv) the execution of the Subordinated Notes and Warrant Purchase Agreement, the acquisition of Warrants pursuant to the Subordinated Notes and Warrant Purchase Agreement, or the acquisition of Common Stock upon exercise of the Warrants, (v) the execution of the Governance Agreement or the Voting Agreement, (vi) the consummation of any other transaction as contemplated by the Merger Agreement, Stock Purchase Agreement, the Governance Agreement, the Subordinated Notes and Warrant Purchase Agreement, or the Voting Agreement, or (vii) the acquisition of Common Stock issued directly to Morgenthaler, Ampersand, Ampersand Companion, Molex or the IFH Shareholders after the Second Amendment Date by the Company, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments."


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     5. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is
hereby amended to add the following sentence at the end thereof:

"Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Merger Agreement, (ii) the acquisition of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger,
(iii) the execution of the Stock Purchase Agreement, the acquisition of Common Stock or Preferred Shares pursuant to the Stock Purchase Agreement or the acquisition of Common Stock upon conversion of the Preferred Shares, or upon payment of dividends thereon, (iv) the execution of the Subordinated Notes and Warrant Purchase Agreement, the acquisition of Warrants pursuant to the Subordinated Notes and Warrant Purchase Agreement, or the acquisition of Common Stock upon exercise of the Warrants, (v) the execution of the Governance Agreement or the Voting Agreement, (vi) the consummation of any other transaction as contemplated by the Merger Agreement, Stock Purchase Agreement, the Governance Agreement, the Subordinated Notes and Warrant Purchase Agreement, or the Voting Agreement, or (vii) the acquisition of Common Stock issued directly to Morgenthaler, Ampersand, Ampersand Companion, Molex or the IFH Shareholders after the Second Amendment Date by the Company, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments."

     6. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

"Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement, (ii) the acquisition of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger,
(iii) the execution of the Stock Purchase Agreement, the acquisition of Common Stock or Preferred Shares pursuant to the Stock Purchase Agreement or the acquisition of Common Stock upon conversion of the Preferred Shares, or upon payment of dividends thereon, (iv) the execution of the Subordinated Notes and Warrant Purchase Agreement, the acquisition of Warrants pursuant to the Subordinated Notes and Warrant Purchase Agreement, or the acquisition of Common Stock upon exercise of the Warrants, (v) the execution of the Governance Agreement or the Voting Agreement, (vi) the consummation of any other transaction as contemplated by the Merger Agreement, Stock Purchase Agreement, the Governance Agreement, the Subordinated Notes and Warrant Purchase Agreement, or the Voting Agreement, or (vii) the acquisition of Common Stock issued directly to Morgenthaler, Ampersand, Ampersand Companion, Molex or the IFH Shareholders after the Second Amendment Date by the Company, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, shall be deemed to be an event causing a Distribution Date to occur or any other event that causes the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."


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     7. AMENDMENT OF SECTION 11. Section 11 of the Rights Agreement is amended to add the following sentence after the first sentence of said Section:

"Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement, (ii) the acquisition of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger,
(iii) the execution of the Stock Purchase Agreement, the acquisition of Common Stock or Preferred Shares pursuant to the Stock Purchase Agreement or the acquisition of Common Stock upon conversion of the Preferred Shares, or upon payment of dividends thereon, (iv) the execution of the Subordinated Notes and Warrant Purchase Agreement, the acquisition of Warrants pursuant to the Subordinated Notes and Warrant Purchase Agreement, or the acquisition of Common Stock upon exercise of the Warrants, (v) the execution of the Governance Agreement or the Voting Agreement, (vi) the consummation of any other transaction as contemplated by the Merger Agreement, Stock Purchase Agreement, the Governance Agreement, the Subordinated Notes and Warrant Purchase Agreement, or the Voting Agreement, or (vii) the acquisition of Common Stock issued directly to Morgenthaler, Ampersand, Ampersand Companion, Molex or the IFH Shareholders after the Second Amendment Date by the Company, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, shall be deemed to be a Flip-In Event or any other event of the type described in this Section 11 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

     8. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is amended to add the following sentence as the first sentence of said Section:

"Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement, (ii) the acquisition of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger,
(iii) the execution of the Stock Purchase Agreement, the acquisition of Common Stock or Preferred Shares pursuant to the Stock Purchase Agreement or the acquisition of Common Stock upon conversion of the Preferred Shares, or upon payment of dividends thereon, (iv) the execution of the Subordinated Notes and Warrant Purchase Agreement, the acquisition of Warrants pursuant to the Subordinated Notes and Warrant Purchase Agreement, or the acquisition of Common Stock upon exercise of the Warrants, (v) the execution of the Governance Agreement or the Voting Agreement, (vi) the consummation of any other transaction as contemplated by the Merger Agreement, Stock Purchase Agreement, the Governance Agreement, the Subordinated Notes and Warrant Purchase Agreement, or the Voting Agreement, or (vii) the acquisition of Common Stock issued directly to Morgenthaler, Ampersand, Ampersand Companion, Molex or the IFH Shareholders after the Second Amendment Date by the Company, in all cases as adjusted for stock splits, dividends, recapitalizations and the like and any other events requiring adjustment under the anti-dilution provisions of applicable governing instruments, shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13."

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     9. ADDITION OF SECTION 35. The Rights Agreement is hereby modified, supplemented and amended to add the following new Section 35:

"Section 35.  Transactions with Morgenthaler.

     (a) The Company, IFT West Acquisition Company, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Subsidiary"), International Flex Holdings, Inc., a Delaware corporation ("IFH") and Morgenthaler and Sound Beach Technology Partners, LLC (collectively with Morgenthaler, the "IFH Shareholders") have entered into an Agreement and Plan of Merger, dated as of November 10, 2000, as it may be amended from time to time (the "Merger Agreement"), pursuant to which Merger Subsidiary shall merge with and into IFH.

     (b) The Company, Ampersand, Ampersand Companion and Morgenthaler have entered into a Stock Purchase Agreement, dated as of November 10, 2000, as it may be amended from time to time (the "Stock Purchase Agreement"), pursuant to which the Company will sell and Ampersand, Ampersand Companion and Morgenthaler will purchase shares of the Company's Series G Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares") and shares of the Company's Common Stock.

     (c) The Company, Ampersand, Ampersand Companion, Morgenthaler and the IFH Shareholders will enter into a Governance Agreement (the "Governance Agreement") containing certain agreements with respect to voting and restrictions on future purchases and sales of Company securities and certain rights to nominate directors and to consent to certain transactions as described therein.

     (d) The Company, Ampersand, Ampersand Companion, Morgenthaler, and Molex have entered into a Subordinated Notes and Warrants Purchase Agreement dated as of November 10, 2000, as it may be amended from time to time (the "Subordinated Notes and Warrants Purchase Agreement") pursuant to which the Company, Ampersand, Ampersand Companion, Morgenthaler, and Molex will purchase notes of the Company and the Company will issue to Ampersand, Ampersand Companion, Morgenthaler, and Molex warrants (the "Warrants") to purchase shares of Common Stock of the Company.

     (e) Ampersand, Ampersand Companion, Morgenthaler and the IFH Shareholders have entered into a Voting Agreement dated November 10, 2000 (the "Voting Agreement"), the terms of which shall relate solely to the election of directors and the designation of directors under the terms of the Governance Agreement and limitations on share dispositions.

     (f) Notwithstanding anything in this Rights Agreement to the contrary, if any of the Merger Agreement, the Stock Purchase Agreement or the Subordinated Notes and Warrants Purchase Agreement shall be terminated for any reason, then the proviso at the end of Sections 1(a), 1(b) and 1(n) hereof shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent."


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     10. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     11. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts to be made and performed entirely within the State of Minnesota without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or


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restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     EXECUTED under seal as of the date first set forth above.


Attest:                                SHELDAHL, INC.


/s/ Charles P. Moorse                 By:   /s/ Edward L. Lundstrom
-----------------------------------       --------------------------------------
                                      Its:  President and CEO
                                          --------------------------------------


Attest:                                NORWEST BANK MINNESOTA, N.A.
                                       Now known as WELLS FARGO BANK, N.A.


/s/ Claudine Anderson                 By:   /s/ Darren Larson
-----------------------------------       --------------------------------------
                                      Its:  Officer
                                          --------------------------------------